UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2016

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Michael Chu from Board of Directors

On April 23, 2016, Michael Chu notified Restoration Hardware Holdings, Inc. (the “Company”) of his decision to resign from the board of directors (the “Board”) effective as of April 28, 2016. Mr. Chu informed the Company of his need to resign due the increased responsibilities he now holds as co-CEO of L Catterton, following the recently announced merger between Catterton and L Capital Partners (an investment group affiliated with luxury product maker LVMH and major LVMH shareholder Groupe Arnault).

Mr. Chu’s decision to resign from the Board is not related to any disagreement on any matter relating to the Company’s operations, policies or practices.

Restoration Hardware’s Chairman and Chief Executive Officer, Gary Friedman, said, “Michael Chu is one of the most exceptional individuals that I have had the pleasure of working with in my long career in retail. Michael has made outstanding contributions to the Company during his eight years of service on the Board – well beyond Catterton’s ownership in RH – and has been a great partner to the management team and the rest of the Board. On behalf of myself, the Board and the entire RH team, I want to express our sincere thanks to Michael for his vision and his support to help us build RH into one of the great consumer businesses of our time. He will be greatly missed.”

Appointment of Keith Belling to Board of Directors

The Board has appointed Keith Belling to fill the vacancy created by the departure of Michael Chu effective on April 28, 2016. Keith Belling will serve as a Class III director with a term expiring at the Company’s 2018 annual meeting of stockholders.

Mr. Belling is a successful entrepreneur, operator and marketing professional, who has developed, launched, led and provided strategic counsel to emerging and established businesses. Mr. Belling is the Founder and Chairman and former Chief Executive Officer of the award winning snack company popchips. Mr. Belling also serves as an advisor to several other innovative companies that range from next generation food, nutrition and specialty ingredients company TerraVia (formerly Solazyme), startup Modern Meadow, and real estate company LBA Realty. Mr. Belling also founded and served as Chief Executive Officer of e-commerce company AllBusiness.com, which was acquired by NBCi.

Mr. Friedman said, “We are thrilled to have Keith join the RH Board. His passion as a founder and creator of new business concepts aligns exceptionally well with our continuing focus on innovation at RH. We believe Keith is a perfect fit as we continue our pursuit of becoming one of the most admired brands in the world.”

Mr. Belling previously entered into an advisory services agreement with the Company dated April 10, 2015. Pursuant to such agreement, Mr. Belling provided advisory services to the Company and the Board of Directors. Mr. Belling received annual compensation pursuant to the advisory services agreement generally in alignment with the level of compensation paid by the Company to outside directors on its Board of Directors including an annual fee of $120,000, a fee of $1,500 or $2,500 for each Board meeting attended and an annual grant of restricted stock units with an aggregate value equal to $125,000 at the time of grant. The advisory agreement will be replaced by Mr. Belling’s compensation as a member of the Board.

Notice of Intended Departure from Board by Thomas Mottola

Thomas Mottola notified the Company on April 26, 2016, that he intends to resign from the Board effective on the earlier of (i) such time as the Board has identified and has approved the appointment to the Board of another independent director under applicable rules of the New York Stock Exchange who is able to assume the vacancy in the Board that will be created by the resignation of Mr. Mottola, and (ii) immediately prior to the opening for business on the day of the Company’s 2016 annual meeting of stockholders. Mr. Mottola cited as the reason for his departure the competing demands on his time from other professional and business ventures in which he is involved. The Board is actively searching for an independent director in order to replace Mr. Mottola. Mr. Mottola’s decision to resign from the Board does not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

Gary Friedman, commented, “On behalf of myself, the Board and the entire RH team, I want to thank Tommy for his leadership and guidance in support of the Company. He has made important contributions to shaping the brand and business we are today.”

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, the Company’s efforts to become one of the most admired brands in the world and one of the great consumer businesses as well as the Company’s search for a new independent director, and any statements or assumptions underlying any of the foregoing. You can identify forward looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us on this Current Report on Form 8-K speaks only as of the date on which we make it. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: April 28, 2016	By:	/s/ Karen Boone
Karen Boone
Chief Financial and Administrative Officer